As filed with the Securities and Exchange Commission on December 24, 2003

Registration No. 333-56871

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIG CITY RADIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3790661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1888 Century Park East, Suite 212
Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

BIG CITY RADIO, INC. 1998 INCENTIVE STOCK PLAN

(Full title of the plan)

Paul R. Thomson

Chief Financial Officer

1888 Century Park East, Suite 212

Los Angeles, CA 90067

(310) 556-2489

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Richard J. Parrino, Esq.

John B. Beckman, Esq.

Hogan & Hartson L.L.P.

8300 Greensboro Drive

McLean, Virginia 22102

(703) 610-6100

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-56871) (the “Registration Statement”) of Big City Radio, Inc. (the “Company”) which was filed with the Securities and Exchange Commission and became effective on June 15, 1998. The Registration Statement registered 300,000 shares of the Company’s Class A common stock, par value $0.01 per share, for offering pursuant to the Company’s 1998 Incentive Stock Plan.

As previously announced, the Company’s board of directors unanimously approved a plan of complete liquidation and dissolution (the “Plan of Dissolution”) of the Company in August 2003. On November 13, 2003, holders of a majority of the voting power of Big City Radio’s common stock executed and delivered to the Company a written consent approving the Plan of Dissolution. Information describing the Plan of Dissolution and related matters is set forth in an information statement that was filed with the Securities and Exchange Commission and mailed to stockholders on December 3, 2003. The Company filed a certificate of dissolution with the Delaware Secretary of State on December 23, 2003. In connection with the adoption of the Plan of Dissolution, the board of directors of the Company approved the termination of the offering pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on December 24, 2003.

BIG CITY RADIO, INC.

By:	/S/ PAUL R. THOMSON

Paul R. Thomson
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed on December 24, 2003 by the following persons in the capacities indicated:

SIGNATURE	TITLE

* Stuart Subotnick	Chairman of the Board of Directors

/S/ PAUL R. THOMSON Paul R. Thomson	Chief Financial Officer (Principal Executive, Financial and Accounting Officer)

* Anita Subotnick	Director

* Silvia Kessel	Director

/S/ DAVID A. PERSING David A. Persing	Director

* Leonard White	Director

* Michael H. Boyer	Director

*By:	/S/ PAUL R. THOMSON
Paul R. Thomson Attorney-In-Fact